UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

PROGRESSIVE GREEN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55549	45-3539010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 County Road 101, Suite E Yaphank, New York	11980
(Address of principal executive offices)	(Zip Code)

(631) 775-8920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On April 21, 2016, Progressive Green Solutions, Inc. (the “Company”) dismissed Li and Company, PC (“Li & Company”) as the Company’s independent auditors. Li & Company’s reports on the Company’s financial statements as of, and for the years ended December 31, 2014 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. However, their reports contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the fiscal years ended December 31, 2014 and December 31, 2015, and the subsequent interim period through April 21, 2016, there were no disagreements with Li & Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Li & Company, would have caused Li & Company to make reference to the matter in their reports. The Company has requested Li & Company to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Li & Company’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On April 21, 2016, the Company engaged RBSM LLP (“RBSM”) as the Company’s principal independent auditors to audit the financial statements of the Company. The decision to change independent auditors was approved by the Board of Directors of the Company.

During the years ended December 31, 2014 and December 31, 2015, and the subsequent interim period through April 21, 2016, neither the Company nor anyone on its behalf consulted with RBSM regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor has RBSM provided the Company a written report or oral advice regarding such principles or audit opinion or any matter that was subject of disagreement or reportable events set forth by Item 304(a)(iv) and (v), respectively, of Regulation S-K with the Company’s former accountant, Li & Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Li and Company, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE GREEN SOLUTIONS, INC.

Date: April 26, 2016	By:	/s/ Eugene Fernandez
		Name:	Eugene Fernandez
		Title:	President (Principal Executive Officer) and Interim Chief Financial Officer (Principal Financial and Accounting Officer)